UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022 (November 16, 2022)

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 16, 2022, indie Semiconductor, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the initial purchasers (collectively the “Initial Purchasers”), pursuant to which the Company agreed to sell $140,000,000 aggregate principal amount of 4.500% Convertible Senior Notes due 2027 (the “Initial Notes”). The Company also agreed to grant an option, exercisable within the 30-day period immediately following the date of the Purchase Agreement (the “Option”) to the Initial Purchasers to purchase all or part of an additional $20,000,000 aggregate principal amount of 4.500% Convertible Senior Notes due 2027 (the “Additional Notes” and, together with the Initial Notes, the “Notes”). On November 17, 2022, the Initial Purchasers exercised the Option in full, bringing the total aggregate principal amount for the Notes to $160,000,000.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

The sale of the Notes closed on November 21, 2022. The Notes were issued pursuant to an Indenture, dated November 21, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 4.500% Convertible Senior Notes due 2027 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

The Notes bear interest at a rate of 4.500% per annum from and including November 21, 2022, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2023. The Notes will mature on November 15, 2027, unless earlier redeemed or repurchased by the Company or converted in accordance with their terms prior to such date.

The Notes will be convertible into cash, shares of the Company’s Class A common stock, par value $0.0001 per share (“common stock”), or a combination of cash and shares of common stock, at the Company’s election, at an initial conversion rate of 115.5869 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $8.65 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 30% over the $6.655 per share last reported sale price of the common stock on The Nasdaq Capital Market on November 16, 2022. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest, except under the limited circumstances described in the Indenture. In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in Section 1.01 of the Indenture) prior to the maturity date, or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares of common stock (not to exceed 150.2629 shares of common stock per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the conversion rate) for Notes that are converted in connection with such Make-Whole Fundamental Change or for notes called (or deemed called) for redemption that are converted in connection with such notice of redemption.

The Notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding August 15, 2027 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “Trading Price” (as defined in Section 1.01 of the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of common stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of certain corporate events as specified in the Indenture. On or after August 15, 2027 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes, in multiples of $1,000 principal amount, at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The Notes are not redeemable at the Company’s option prior to November 20, 2025. The Company may redeem for cash all or any portion of the Notes (subject to a partial redemption limitation), at the Company’s option, on or after November 20, 2025 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Upon the occurrence of a “Fundamental Change” (as defined in Section 1.01 of the Indenture), subject to certain conditions and certain limited exceptions, holders may require the Company to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and rank: (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any unsecured indebtedness of the Company that is not so subordinated; (iii) effectively junior in right of payment to any senior, secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X), the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The above description of the Notes and the Indenture is a summary only and is qualified in its entirety by reference to the text of the Indenture and the Form of 4.500% Convertible Senior Notes due 2027, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Notes were offered and sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Initially, a maximum of 24,042,064 shares of common stock may be issued upon conversion of the Notes, assuming full physical settlement and based on the initial maximum conversion rate of 150.2629 shares of common stock per $1,000 principal amount of Notes, which is subject to customary adjustments.

The offer and sale of the Notes and the shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01. Other Events.

On November 16, 2022, the Company issued a press release announcing that it had priced an offering of $140 million aggregate principal amount of Convertible Senior Notes due 2027. In addition, concurrently with the pricing of the Notes, the Company repurchased approximately 1.1 million shares of common stock for approximately $7.4 million in privately negotiated transactions with an Initial Purchaser (the “Concurrent Repurchase”).

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K and the anticipated use of proceeds therefrom. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 21, 2022, between indie Semiconductor, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 4.500% Convertible Senior Notes due 2027 (included as Exhibit A in Exhibit 4.1).
10.1	Purchase Agreement, dated November 16, 2022, by and between indie Semiconductors, Inc. and Goldman Sachs & Co. LLC, as representative of the several Initial Purchasers.
99.1	Press release dated November 16, 2022, announcing the pricing of the notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

November 21, 2022	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy

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